Exhibit 99.1

News Release 225 West Wacker Drive Chicago Illinois 60606	Telephone : +1 312 696-6000 Facsimile: +1 312 696-6009

Media Contact:

Margaret Kirch Cohen 312-696-6383  margaret.cohen@morningstar.com

Investors may submit questions to investors@morningstar.com or by fax to 312-696-6009.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Reports Second Quarter 2005 Financial Results

CHICAGO, Aug. 10, 2005  —  Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced its second quarter 2005 financial results. The company reported consolidated revenue of $56.2 million in the second quarter of 2005, a 30% increase from revenue of $43.2 million in the second quarter of 2004. Net income was $9.5 million, or 22 cents per diluted share, compared with $1.3 million, or 3 cents per diluted share, in the second quarter of 2004. In the six months ended June 30, 2005, revenue increased $25.0 million, or 30%, to $109.4 million compared with $84.4 million in the six months ended June 30, 2004. In the six months ended June 30, 2005, net income was $13.5 million, or 31 cents per diluted share, compared with $5.9 million, or 14 cents per diluted share, in the first half of 2004.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “Our revenue growth was strong in all three of our business segments, with the largest contribution coming from our Individual segment. This increase mainly reflects new revenue from the independent equity research we’re providing under the Global Analyst Research Settlements. We began providing research to five major investment banks under the settlement terms during the third quarter of 2004. Because we didn’t begin to recognize revenue for this business until that time, the year-over-year comparison was highly favorable for the second-quarter period. Beginning in the third quarter, revenue from our work relating to the settlements will be included in both the current and prior-year periods. Our performance in the Individual segment also reflects growth in Morningstar.com Premium membership service and Internet advertising sales.

“Our other two business segments, Advisor and Institutional, also generated solid growth. The second biggest driver of consolidated revenue growth in the quarter was the Enterprise Edition of Morningstar Advisor Workstation, which we offer to financial advisors affiliated with larger firms. Within the Institutional segment, our Investment Consulting and Licensed Data businesses were major contributors to consolidated revenue growth for the quarter,” Mansueto said.

Our Key Business Drivers

Revenue:  Revenue in the Individual segment was $15.6 million in the second quarter of 2005, a 57% increase from $10.0 million in the second quarter of 2004.  Revenue in the Advisor segment was $18.8 million, a 16% increase from $16.2 million in the same period in 2004. Revenue in the Institutional segment was $23.0 million in the second quarter of 2005, a 21% increase from $19.0 million in the second quarter of 2004.

Revenue from international operations was $7.1 million in the second quarter of 2005, a 17% increase from $6.1 million in the second quarter of 2004. Foreign currency translations contributed $0.4 million of this increase. The January 2005 acquisition of Variable Annuity Research and Data Service (VARDS) contributed revenue of $0.7 million in the second quarter of 2005. Excluding the impact of foreign currency translations and the VARDS acquisition, consolidated revenue increased approximately 28% in the second quarter of 2005.

Revenue Composition: Morningstar defines walk-in revenue as revenue it expects to recognize during the year from subscriptions and license agreements in place as of Jan. 1, 2005, adjusted for cancellations, currency translations, and other routine adjustments during the year. Morningstar estimates that 2005 walk-in revenue plus the 2005 impact of new and renewal business closed during the first half of 2005, absent future cancellations, will be $193.3 million. This estimate does not include the impact of revenue from business the company closes or cancellations that occur in the remaining six months of 2005.

Consolidated Operating Expense: Second quarter 2005 operating expense increased $3.3 million to $43.1 million, an 8% increase from $39.8 million in the prior-year period. The increase in consolidated operating expense was driven primarily by $3.2 million of additional compensation-related expense including salaries, benefits, sales commissions, and bonus expense. The company had approximately 1,070 employees worldwide as of June 30, 2005, compared with approximately 900 as of June 30, 2004. The higher headcount includes additional technical staff for Morningstar’s development center in China and equity analysts in its U.S. operations. Stock-based compensation expense declined $2.2 million; however, this decrease was offset by increases in other expense categories.

Consolidated Operating Income: Consolidated operating income in the second quarter of 2005 was $13.1 million, a 284% increase compared with $3.4 million in the same period a year ago. Excluding stock-based compensation expense, operating income doubled to $15.1 million from $7.5 million in the second quarter of 2004. Operating income before stock-based compensation expense is a measure that is not calculated in accordance with U.S. generally accepted accounting principles (GAAP). A reconciliation to operating income is included in the accompanying financial tables.

Operating Margin: The company’s operating margin was 23.4% in the second quarter of 2005, compared with 7.9% in the second quarter of 2004. Excluding stock-based compensation expense, the company’s operating margin was 26.8% in the second quarter of 2005, compared with 17.4% in the second quarter of 2004. Operating margin before stock-based compensation expense is a non-GAAP measure that is reconciled to operating margin in the accompanying financial tables.

The company’s increase in operating margin partly reflects a difference in the timing between revenue and expenses associated with the Global Analyst Research Settlements. “We began incurring costs in the first half of 2004 in preparation for the ramp-up of our equity research efforts, but we didn’t begin recognizing revenue associated with the settlements until the third quarter of 2004,” Mansueto said. “As a result, the second quarter and year-to-date periods in 2005 include revenue that was not included in the prior-year periods, and our revenue increase was significantly higher than growth in operating expense.”

He added, “It’s also important to note that total stock-based compensation expense was significantly lower in the second quarter of 2005 compared with the same period in 2004. Following our IPO, we no longer record stock-based compensation expense under the liability method. As a result, total stock-based compensation expense declined both year-over-year and relative to the first quarter of 2005.”

Consolidated Free Cash Flow: Morningstar generated free cash flow of $12.6 million in the second quarter of 2005, reflecting cash provided by operating activities of $13.9 million and capital expenditures of $1.3 million. Free cash flow increased by $3.7 million in the second quarter of 2005 compared with the prior-year period, reflecting a $3.2 million increase in cash flow provided by operating activities and a $0.5 million decrease in capital expenditures. In the first six months of 2005, Morningstar generated free cash flow of $9.3 million, reflecting cash from operations of $11.6 million and capital expenditures of $2.3 million. Free cash flow in the six months ended June 30, 2005, decreased $1.3 million compared with the prior-year period primarily because of higher bonus and tax payments made in the first half of 2005. Free cash flow is a non-GAAP measure that is reconciled to cash provided by or used for operating activities in the accompanying financial tables. Morningstar defines free cash flow as cash provided by or used for operating activities less capital expenditures.

Cash and Investments: As of June 30, 2005, Morningstar had cash, cash equivalents, and investments of $116.0 million, compared with $95.5 million as of Dec. 31, 2004, and $79.7 million as of June 30, 2004. In March 2005 the SEC issued guidance that auction-rate securities should not be classified as cash and cash equivalents. Accordingly, the company reclassified its investments in auction-rate securities from cash and cash equivalents to investments in amounts ranging from $18.7 million to $23.6 million for the relevant periods as presented in the accompanying financial tables. This change in classification had no effect on previously reported total current assets, total assets, net income, income per share, or cash flow from operations.

Business Segment Performance

Individual Investor Segment: The largest product in this segment is paid Premium membership service for Morningstar.com®, the company’s Web site for investors. This segment also includes independent equity research on approximately 1,600 companies and several print and online publications focusing on stocks, mutual funds, personal finance, and other investing topics.

•                  Revenue was $15.6 million in the second quarter of 2005, a 57% increase from $10.0 million in the second quarter of 2004.

•                  Operating income was $5.1 million in the second quarter of 2005, compared with an operating loss of $0.3 million in the second quarter of 2004.

•                  Operating margin was 32.7% in the second quarter of 2005; this segment had an operating loss in the second quarter of 2004.

•                  Subscriptions for Morningstar.com Premium membership service increased to 139,976 as of June 30, 2005, compared with 125,697 as of June 30, 2004.

Advisor Segment: The largest products in this segment are Morningstar® Advisor WorkstationSM, a Web-based investment planning system, and Principia®, a CD-ROM-based investment research product. This segment also includes Morningstar Managed PortfoliosSM, an asset management service consisting of portfolios of mutual funds offered exclusively through financial advisors.

•                  Revenue was $18.8 million in the second quarter of 2005, a 16% increase from $16.2 million in the same period in 2004.

•                  Operating income was $4.9 million in the second quarter of 2005, an increase of 22% compared with $4.0 million in the second quarter of 2004.

•                  Operating margin was 25.8% in the second quarter of 2005, compared with 24.6% in the second quarter of 2004.

•                  Advisor Workstation licenses in the United States increased to 102,443 as of June 30, 2005, compared with 79,028 as of June 30, 2004. Principia subscriptions declined to 50,797 as of June 30, 2005, compared with 54,824 as of June 30, 2004.

•                  Assets under management in the Morningstar Managed Portfolios service totaled $1.1 billion as of June 30, 2005, compared with $689 million as of June 30, 2004.

Institutional Segment: The key products and services in the Institutional business segment are Morningstar DirectSM, a set of Web-based research tools that provide access to Morningstar’s proprietary statistics; Licensed DataSM, a set of investment data spanning eight core databases, available through electronic data feeds; Investment Consulting, which helps clients create and maintain investment portfolios; and Morningstar® Retirement ManagerSM, a suite of services for retirement plan participants.

•                  Revenue was $23.0 million in the second quarter of 2005, a 21% increase from $19.0 million in the second quarter of 2004.

•                  Operating income was $5.7 million in the second quarter of 2005, an increase of 49% from $3.8 million in the same period in 2004.

•                  Operating margin was 24.7% in the second quarter of 2005, compared with 20.1% in the second quarter of 2004.

•                  Morningstar Direct had 822 licenses as of June 30, 2005, compared with 654 as of June 30, 2004.

•                  Assets under management for managed retirement accounts offered through Morningstar Retirement Manager were $185.6 million as of June 30, 2005, compared with $56.9 million as of June 30, 2004.

•                  Exchange-traded funds that are based on the Morningstar Indexes and offered by a third party had assets totaling approximately $482.6 million as of June 30, 2005. These funds were introduced in July 2004.

Investor Communication: Morningstar encourages all interested parties—including securities analysts, current shareholders, potential shareholders, and others—to submit questions in writing. Investors and others may send an e-mail to investors@morningstar.com, contact the company via fax at 312-696-6009, or write to Morningstar at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Morningstar will make written responses to selected inquiries available to all shareholders at the same time in Form 8-Ks furnished to the SEC on the first Friday of every month.

About Morningstar, Inc.
Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 125,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 16 countries.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in Morningstar’s filings with the Securities and Exchange Commission, including Morningstar’s Prospectus filed on May 4, 2005. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this press release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

To supplement Morningstar’s consolidated financial statements presented in accordance with GAAP, Morningstar uses the following measures defined as non-GAAP by the Securities and Exchange Commission:  free cash flow, operating income before stock-based compensation expense, and operating margin before stock-based compensation expense. Morningstar presents free cash flow solely as supplemental disclosure to help its investors better understand how much cash is available after Morningstar spends money to operate its business. Morningstar uses free cash flow to evaluate the performance of its business. Free cash flow should not be considered an alternative to any measure of performance as promulgated under GAAP (such as cash provided by (used for) operating, investing, and financing activities), nor should this data be considered an indicator of Morningstar’s overall financial performance or liquidity. Also, the free cash flow definition used by Morningstar may not be comparable to similarly titled measures reported by other companies.  For more information on free cash flow, please see the reconciliation from cash provided by operating activities to free cash flow included in the accompanying financial tables.

Morningstar presents operating income before stock-based compensation expense and operating margin before stock-based compensation expense solely as supplemental disclosure to help its investors better understand the performance of its business, to enhance comparison of Morningstar’s performance from period to period, and to allow better comparison of Morningstar’s performance with that of its competitors.  Morningstar expects stock-based compensation expense to be a recurring cost. Morningstar uses operating income before stock-based compensation expense and operating margin before stock-based compensation expense to evaluate the performance of its business. Operating income before stock-based compensation expense and operating margin before stock-based compensation expense should not be considered alternatives to any measure of performance as promulgated under GAAP (such as operating income or operating margin), nor should this data be considered an indicator of Morningstar’s overall financial performance or liquidity. Also, the calculations of operating income before stock-based compensation expense and operating margin before stock-based compensation expense used by Morningstar may not be comparable to similarly titled measures reported by other companies. For more information on operating income before stock-based compensation expense and operating margin before stock-based compensation expense, please see the reconciliations from operating income to operating income before stock-based compensation expense and from operating margin to operating margin before stock-based compensation expense included in the accompanying financial tables.

# # #

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

	Three months ended June 30			Six months ended June 30
(in thousands, except per share amounts)	2005	2004	% change	2005	2004	% change

Revenue	$56,243	$43,244	30.1%	$109,447	$84,371	29.7%
Operating expense (1):
Cost of goods sold	15,674	14,908	5.1%	31,586	27,174	16.2%
Development	4,593	3,664	25.4%	9,742	7,025	38.7%
Sales and marketing	9,845	8,284	18.8%	19,630	16,649	17.9%
General and administrative	11,135	11,176	(0.4)%	24,219	19,864	21.9%
Depreciation and amortization	1,852	1,788	3.6%	4,248	3,599	18.0%
Total operating expense	43,099	39,820	8.2%	89,425	74,311	20.3%
Operating income	13,144	3,424	283.9%	20,022	10,060	99.0%
Operating margin	23.4%	7.9%		18.3%	11.9%

Non-operating income:
Interest income, net	605	210	188.1%	1,054	434	142.9%
Other income (expense), net	(200)	58	NMF	60	96	(37.5)%
Non-operating income, net	405	268	51.1%	1,114	530	110.2%

Income before income taxes & equity in net income of unconsolidated entities	13,549	3,692	267.0%	21,136	10,590	99.6%

Income tax expense	4,600	2,440	88.5%	8,660	5,114	69.3%

Equity in net income of unconsolidated entities	549	97	466.0%	1,029	379	171.5%

Net income	$9,498	$1,349	604.1%	$13,505	$5,855	130.7%

Income per share:
Basic	$0.24	$0.04		$0.35	$0.15
Diluted	$0.22	$0.03		$0.31	$0.14

Weighted average common shares outstanding:
Basic	39,064	38,397		38,758	38,416
Diluted	43,742	41,528		42,994	41,534

	Three months ended June 30			Six months ended June 30
	2005	2004		2005	2004
(1) Includes stock-based compensation expense of:
Cost of goods sold	$264	$526		$928	$784
Development	105	267		380	414
Sales and marketing	128	306		453	462
General and administrative	1,441	3,017		5,064	4,539
Total stock-based compensation expense	$1,938	$4,116		$6,825	$6,199

NMF - Not meaningful

Morningstar, Inc. and Subsidiaries

Segment Information

	Three months ended June 30			Six months ended June 30
($000)	2005	2004	% change	2005	2004	% change

Revenue
Individual	$15,628	$9,958	56.9%	$31,136	$20,419	52.5%
Advisor	18,784	16,170	16.2%	35,275	29,897	18.0%
Institutional	23,027	18,981	21.3%	45,333	37,433	21.1%
Eliminations	(1,196)	(1,865)	(35.9)%	(2,297)	(3,378)	(32.0)%
Consolidated revenue	$56,243	$43,244	30.1%	$109,447	$84,371	29.7%

Revenue - U.S.	$49,117	$37,140	32.2%	$95,348	$72,303	31.9%
Revenue - non-U.S.	$7,126	$6,104	16.7%	$14,099	$12,068	16.8%

Operating income (loss)
Individual	$5,112	$(273)	NMF	$9,119	$839	986.9%
Advisor	4,850	3,984	21.7%	8,866	7,361	20.4%
Institutional	5,683	3,817	48.9%	10,658	7,608	40.1%
Corporate items and eliminations	(2,501)	(4,104)	(39.1)%	(8,621)	(5,748)	50.0%
Consolidated operating income	$13,144	$3,424	283.9%	$20,022	$10,060	99.0%

Operating margin
Individual	32.7%	NMF		29.3%	4.1%
Advisor	25.8%	24.6%		25.1%	24.6%
Institutional	24.7%	20.1%		23.5%	20.3%
Consolidated operating margin	23.4%	7.9%		18.3%	11.9%

NMF - Not meaningful

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	June 30,	December 31,
($000)	2005	2004

Assets
Current assets:
Cash and cash equivalents	$66,884	$35,907	(1)
Investments	49,123	59,556	(1)
Accounts receivable, net	40,286	33,668
Deferred tax asset, net	1,993	2,373
Other	4,705	4,250
Total current assets	162,991	135,754

Property and equipment, net	15,851	17,521
Investments in unconsolidated entities	15,589	14,704
Goodwill	16,630	14,408
Intangible assets, net	7,597	1,573
Deferred tax asset, net	29,590	27,105
Other assets	1,416	2,296
Total assets	$249,664	$213,361

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$11,807	$12,085
Accrued compensation	15,243	20,204
Income tax payable	2,694	3,763
Deferred revenue	68,899	63,363
Accrued stock-based compensation	—	15,874
Long-term debt - current portion	—	18
Other	2,701	3,545
Total current liabilities	101,344	118,852

Accrued compensation	1,978	3,567
Accrued stock-based compensation	—	23,943
Other long-term liabilities	2,231	2,618
Total liabilities	105,553	148,980

Total shareholders’ equity	144,111	64,381

Total liabilities and shareholders’ equity	$249,664	$213,361

(1) In March 2005, the SEC issued guidance that auction-rate securities should not be classified as cash equivalents. Accordingly, in the second quarter of 2005, the company reclassified its investments in auction-rate securities from cash and cash equivalents to investments in the amount of $23.6 million as of December 31, 2004. This change in classification had no effect on the amount of total current assets, total assets, net income, income per share, or cash flow from operations as previously reported.

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended June 30		Six months ended June 30
($000)	2005	2004	2005	2004

Operating activities
Net income	$9,498	$1,349	$13,505	$5,855
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	1,852	1,788	4,248	3,599
Deferred income tax expense (benefit)	(418)	310	(1,277)	2,991
Stock-based compensation	1,938	4,116	6,825	6,199
Equity in net income of unconsolidated entities	(549)	(97)	(1,029)	(379)
Other, net	226	60	126	(29)
Changes in operating assets and liabilities, net of effects of acquisitions	1,349	3,198	(10,749)	(4,345)
Cash provided by operating activities	13,896	10,724	11,649	13,891
Investing activities
Purchases of investments	(22,246)	(9,692)	(29,941)	(28,768)
Proceeds from sale of investments	29,595	7,814	40,410	23,481
Capital expenditures	(1,306)	(1,841)	(2,327)	(3,309)
Acquisitions, net of cash acquired	—	—	(8,157)	(210)
Other, net	(75)	76	18	38
Cash provided by (used for) investing activities	5,968	(3,643)	3	(8,768)
Financing activities
Payments of long-term debt and capital lease obligations	(7)	(23)	(18)	(6,548)
Proceeds from stock option exercises	1,326	92	1,392	92
Proceeds from initial public offering, net	18,108	—	18,108	—
Cash provided by (used for) financing activities	19,427	69	19,482	(6,456)
Effect of exchange rate changes on cash and cash equivalents	(90)	(78)	(157)	(252)
Net increase (decrease) in cash and cash equivalents	39,201	7,072	30,977	(1,585)
Cash and cash equivalents - Beginning of period	27,683 (1)	23,188 (1)	35,907 (1)	31,845 (1)
Cash and cash equivalents - End of period	$66,884	$30,260 (1)	$66,884	$30,260 (1)

Reconciliation from cash flow provided by operations to free cash flow (a non-GAAP measure):

	Three months ended June 30		Six months ended June 30
($000)	2005	2004	2005	2004

Cash provided by operating activities	$13,896	$10,724	$11,649	$13,891
Less: Capital expenditures	(1,306)	(1,841)	(2,327)	(3,309)
Free cash flow	$12,590	$8,883	$9,322	$10,582

(1) In March 2005, the SEC issued guidance that auction-rate securities should not be classified as cash equivalents. Accordingly, in the second quarter of 2005, the company reclassified its investments in auction-rate securities from cash and cash equivalents to investments. Related adjustments have also been made to reflect the gross purchases and sales of these securities as investing activities. This change in classification had no effect on the amount of total current assets, total assets, net income, income per share, or cash flow from operations as previously reported. The amount of auction-rate securities reclassified for all periods presented above is as follows:

($000)	March 31, 2005	December 31, 2004	June 30, 2004	March 31, 2004	December 31, 2003
Amount of auction-rate securities reclassified from cash equivalents to investments	$18,925	$23,586	$21,262	$18,656	$21,664

Morningstar, Inc. and Subsidiaries

Supplemental Data

	Three months ended June 30, 2005		Six months ended June 30, 2005
		% of		% of
($000)	revenue	revenue	revenue	revenue

Revenue Composition (1)
New revenue	$9,091	16.2%	$14,996	13.7%
Renewal revenue	12,959	23.0%	18,617	17.0%
Walk-in revenue	34,193	60.8%	75,834	69.3%
Consolidated revenue	$56,243	100.0%	$109,447	100.0%

(1)  To help investors evaluate the company’s ongoing business results, Morningstar separates revenue into three categories: 1) new revenue, which it defines as revenue from selling additional products to current customers or from selling to new customers; 2) renewal revenue, which it defines as revenue from renewals of subscriptions or licenses; and 3) “walk-in” revenue, which it defines as revenue it expects to recognize during the year from subscriptions and license agreements in place as of January 1, 2005, adjusted for cancellations, currency translations, and other routine adjustments during the year.

	As of June 30,
	2005	2004	% change

Our Employees
Total worldwide headcount	1,070	900	18.9%
Number of U.S. stock analysts	80	65	23.1%
Number of U.S. fund analysts	25	24	4.2%

Our Business
Number of Morningstar.com Premium subscriptions	139,976	125,697	11.4%
Number of Principia subscriptions	50,797	54,824	(7.3)%
Number of U.S. Advisor Workstation licenses	102,443	79,028	29.6%
Number of Morningstar Direct licenses	822	654	25.7%
Assets under management for Morningstar Managed Portfolios	$1.1 bil	$688.8 mil	59.7%
Assets under management for managed retirement accounts	$185.6 mil	$56.9 mil	226.2%

Reconciliations of Non-GAAP Measures with the Nearest Comparable GAAP Measures

Reconciliation from operating income to operating income before stock-based compensation expense:

	Three months ended June 30			Six months ended June 30
($000)	2005	2004	% change	2005	2004	% change

Operating income	$13,144	$3,424	283.9%	$20,022	$10,060	99.0%
Add back: stock-based compensation expense	1,938	4,116	(52.9)%	6,825	6,199	10.1%
Operating income before stock-based compensation expense	$15,082	$7,540	100.0%	$26,847	$16,259	65.1%

Reconciliation from operating margin to operating margin before stock-based compensation expense:

	Three months ended March 31		Six months ended June 30
(% of revenue)	2005	2004	2005	2004

Operating margin	23.4%	7.9%	18.3%	11.9%
Add back: stock-based compensation expense	3.4%	9.5%	6.2%	7.4%
Operating margin before stock-based compensation expense	26.8%	17.4%	24.5%	19.3%